Exhibit 10.1

AMENDMENT No. 1 TO THE
EMPLOYMENT AGREEMENT

Amendment No. 1 to the Employment Agreement (this “Amendment”), dated as of September 10, 2015 (the “Effective Date”), by and between Alan Greenstein, a resident of the State of Florida (the “Executive”), and Latitude 360, Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, reference is hereby made to that certain Employment Agreement, dated as of March 1, 2015, by and between the Executive and the Company, attached hereto as Exhibit A, and made a part hereof (the “Employment Agreement”);

WHEREAS, all capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Employment Agreement;

WHEREAS, pursuant to the terms of the terms of the Employment Agreement, Fifty Thousand Dollars ($50,000) of the Executive’s Base Salary was to be deferred (the “Deferred Base Salary”) until such time as certain triggering events, as more fully described in the Employment Agreement, had occurred;

WHEREAS, the Company and the Executive are desirous of amending the Employment Agreement to allow for the accelerated payment of a portion of the Deferred Base Salary, which amount shall equal Twenty-Five Thousand Dollars ($25,000) (the “Accelerated Base Salary”), leaving a balance of Twenty-Five Thousand Dollars ($25,000) of the Deferred Base Salary remaining deferred and unpaid (the “Deferred Base Salary Balance”);

WHEREAS, the Company and the Executive are further desirous of amending the Employment Agreement to delete any further deferral of the Base Salary after the Effective Date, such that the Deferred Base Salary Balance shall become payable to the Executive in accordance with the payment provisions relating to the Base Salary under the Employment Agreement; and

WHEREAS, the Company and the Executive are further desirous of amending the Employment Agreement such that the initial Employment Term shall be extended for an additional period of two (2) years making the amended length of the initial Employment Term four (4) years.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, the Executive and the Company hereby agree to amend the Employment Agreement as follows:

AGREEMENT

1.     Recitals. The above Recitals are true and correct, and incorporated herein by this reference.

2.     Deferred Base Salary Acceleration. The Company hereby agrees to accelerate the payment of a portion of the Deferred Base Salary to the Executive, which amount shall be equal to the Accelerated Base Salary. The Accelerated Base Salary shall immediately become payable to the Executive on the Effective Date by wire transfer of immediately available funds, certified check or by any other means mutually agreeable to the Executive and the Company.

  3.     Amendment to Section 1(b): Employment; Term – Term. Section 1(b) of the Employment Agreement is hereby amended such that the expiration date of the initial Employment Term shall be such date that is the four (4) year anniversary of the Effective Date of the Employment Agreement by deleting the first (1st) sentence in its entirety and replacing it with the following sentence.

The term of the Executive’s employment hereunder shall commence on and as of the Effective Date and shall terminate on the four (4) year anniversary thereof, unless terminated earlier by either Party in accordance with the termination provisions hereof.

4.     Amendment to Section 3(a)(i): Compensation – Base Salary – Salary. Section 3(a)(i) of the Employment Agreement is hereby amended such that the Deferred Base Salary Balance shall hereinafter become payable to the Executive in accordance with the payment provisions relating to the Base Salary under the Employment Agreement by deleting the following sentence:

Fifty Thousand (50,000) of the annual salary will be deferred until the closing of a private or public offering of debt and/ or equity by the Company, which yields gross proceeds to the Company (before any expenses) of not less than $5 million.

5.     Ratification. All terms and provisions of the Employment Agreement not amended and/or modified by this Amendment, either expressly or by necessary implication, shall remain in full force and effect. From and after the Effective Date, all references to the terms Employment Agreement or Agreement in this Amendment or the Employment Agreement shall include the terms contained in this Amendment.

6.     Interpretation.

(a)     Unless the context otherwise requires, references herein to sections, exhibits and schedules mean the sections of, and the exhibits and schedules attached to, this Amendment.

(b)     Headings of sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Amendment.

(c)     Each of the parties hereto confirms that this Amendment shall not be construed on the basis of any presumption or rule requiring construction or interpretation against the party drafting an agreement or instrument or causing any agreement or instrument to be drafted.

7.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida. In the event of any litigation arising hereunder, the prevailing party shall be entitled to recover its reasonable legal fees from the non-prevailing party.

8.     Severability. If any term or provision of this Amendment shall, to any extent or for any reason, be held to be invalid or unenforceable, the remainder of this Amendment shall not be affected thereby and shall be construed as if such invalid or unenforceable provision had never been contained herein or been applicable in such circumstances.

9.     Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same Amendment.

[Remainder of Page Left Blank; Signature Page Follows]

Page | 2

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the Effective Date.

EXECUTIVE:	COMPANY:

Alan Greenstein /s/ Alan Greenstein	Latitude 360, Inc. By: /s/ Gregory Garson Name: Gregory Garson Title: President

[Signature Page to Amendment No. 1 to the Employment Agreement]